EXHIBIT 4

                               OPTION TO PURCHASE

         THIS OPTION TO PURCHASE is dated as of the 20th day of March, 1998, by and among Royal Scot Minerals, Inc., a Delaware corporation ("RSMI"); and
Karlton Terry ("KT"), Karlton Terry Oil Company, a Colorado corporation ("KTOC"), and Art and Music Outreach for Kids, a Colorado nonprofit corporation ("AMOK") (KT, KTOC, and AMOK are each a "Stockholder" and collectively, the "Stockholders").

                                    Recitals

         A. The authorized capital stock of American Rivers Oil Company (the "Company"), a Wyoming corporation consists of 33,000,000 shares of capital stock, of which 20,000,000 shares are designated as Class A common, 8,000,000 shares are designated as Class B common, and 5,000,000 are designated as preferred stock. The total issued and outstanding Class A shares as of September 30, 1997 was 3,615,770, and the total issued and outstanding Class B shares is 7,267,820. There are no shares of preferred stock issued and outstanding. There are no outstanding options, warrants, or rights to acquire the capital stock of the Company, except as provided in Exhibit A.

         B. KT owns 1,228,457 Class B shares of the issued and outstanding shares of the capital stock of the Company (the "KT Shares"). KT desires to grant an option to RSMI to purchase the KT Shares.

         C. KTOC owns 3,749,565 Class B shares of the issued and outstanding shares of the capital stock of the Company ("KTOC Shares"). KTOC desires to grant an option to RSMI to purchase the KTOC Shares, provided any such purchase would be subject to the obligation burdening the KTOC shares pursuant to the Francarep Agreement (as defined below).

         D. AMOK owns 250,000 Class B shares of the issued and outstanding shares of the capital stock of the Company (individually the "AMOK Shares" and collectively with the KT Shares and KTOC Shares, the "Shares"). AMOK desires to grant RSMI an option to purchase the AMOK Shares.

         E. KTOC is a party to that certain Option Agreement dated as of October 16, 1995, by and between Francarep, Inc., a Delaware corporation ("Francarep") and KTOC, as amended by that certain Option Agreement dated as of June 6, 1997 (collectively the "Francarep Agreement") which is included as Exhibit F. KTOC is obligated to purchase 275,000 shares of Class A common stock of the Company from Francarep pursuant to the terms of the Francarep Agreement. In addition, KTOC has the right to purchase 330,000 shares of Class B common stock and 68,750 shares of Bishop Capital Corporation common stock from Francarep (the 275,000 Class A shares, 330,000 Class B shares, and 68,750 shares of Bishop common stock are collectively, the "Francarep Shares"). KTOC desires to grant RSMI an option to purchase the Francarep Shares


                                     Ex. 4-1

         F. As consideration for the Options (as defined below) RSMI will pay the Stockholders $200,000.00. The Options to purchase the KT Shares, KTOC Shares, AMOK Shares and Francarep Shares (collectively, the "Shares") will have an exercise price of $650,000.00.

         IN CONSIDERATION of the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    Agreement

                                ARTICLE I: OPTION

         1.01 Option Premium. RSMI agrees to pay the Stockholders and the Escrow Agent (as defined below) a total of $200,000.00 in cash or other immediately available funds on or before March 31, 1998 (the "Option Premium") in exchange for the Options (as defined below). RSMI agrees to pay the Option Premium as follows:

                  (a) One hundred thousand dollars to the Stockholders, whereby each Stockholder will be entitled to the portion of the Option Premium as specified in Exhibit B; and

                  (b) One hundred thousand dollars to the Escrow Agent (as defined below).

         1.02 Grant of Option. The Stockholders hereby grant to RSMI irrevocable and exclusive options (the "Options") to purchase the Shares on the terms and conditions set forth below.

         1.03 Term of Option. The term of the Options shall be until 5:00 p.m. September 15, 1998 (the "Expiration Date").

         1.04  Exercise of Option.  The Options may be  exercised by RSMI at any
time  prior  to  the  Expiration   Date  by  executing  and  delivering  to  the
Stockholders written notice of such exercise.

         1.05 Francarep Shares. Upon the payment of the $100,000.00 to the Escrow Agent pursuant to Section 1.01(b) above, Karlton Terry agrees to take all necessary actions to have Francarep transfer the Francarep Shares to the Escrow Agent in exchange for the $100,000.00.

         1.06 Definitions. The term "Escrow Agreement" shall mean an escrow agreement that is substantially in the form attached hereto as Exhibit E. The term "Escrow Agent" shall mean the escrow agent that serves under the Escrow Agreement.

                              ARTICLE II: EXERCISE

         2.01 Exercise Price. The purchase price for the Shares shall be $650,000.00 (the "Exercise Price") payable as described in Section 4.03 below. The Option Premium shall not be considered as a payment of a portion of the Exercise Price.


                                     Ex. 4-2

           ARTICLE III: REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

     3.01 Stock. The Stockholders own a total of 5,228,022 of the issued and outstanding shares of the capital stock of the Company free and clear of all liens, encumbrances, restrictions, claims, options, warrants, calls and commitments of every kind, except that the KTOC Shares are pledged pursuant to the Francarep Agreement.

     3.02 Rights to Stock. KTOC is obligated to purchase the Francarep Shares.

     3.03 Power and Authority. The Stockholders have full legal right, power and authority to enter into this Option to Purchase and to exchange, assign, and transfer the Shares to RSMI.

                               ARTICLE IV: CLOSING

     4.01 Closing. The closing shall take place at the offices of Holme Roberts & Owen, 1401 Pearl Street, Suite 400, Boulder, Colorado, no later than 30 days after receipt by the Stockholders of the written notice described in Section
1.04 above, or at such other place and time as the parties may agree.

     4.02 Obligations of Stockholders. The events described in this Section 4.02 shall be a condition precedent to the Closing:

                  (a) The Stockholders agree to (i) deliver to RSMI stock certificates representing their ownership of the KT Shares, KTOC Shares, and AMOK Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, and (ii) execute, acknowledge, and deliver any and all other documents that are necessary to transfer the KT Shares, KTOC Shares, and AMOK Shares; and

                  (b) Karlton Terry agrees to take all necessary actions to assure that the Francarep Shares are transferred from the Escrow Agent to RSMI.

     4.03 Obligations of RSMI. The events described in this Section 4.03 shall be a condition precedent to the Closing.

                  (a) RSMI agrees to (i) pay the Stockholders a total of $100,000.00 in cash or other immediately available funds and (ii) deliver to the Stockholders a duly executed promissory note in the amount of $300,000.00, payable over three years in accordance with terms of a promissory note substantially in the form attached hereto as Exhibit C. Each Stockholder will be entitled to the portion of the proceeds as specified in Exhibit B;

                  (b) RSMI agrees to deliver to the Escrow Agent a total of $250,000.00 in cash or other immediately available funds; and

                  (c) RSMI agrees to execute a stock pledge and security agreement substantially in the form attached hereto as Exhibit D.

                               ARTICLE V: NOTICES

                                     Ex. 4-3

     5.01 Notices. All notices and other communications required or permitted hereunder shall be deemed sufficiently given or served for all purposes herein set forth when received, provided such notice is hand delivered, mailed by first class mail, or sent via facsimile. Notices or other communications shall be delivered as follows:

         To Stockholders at:

                  Mr. Karlton Terry
                  700 East 9th Street;  Suite 106
                  Denver, CO  80203
                  Facsimile:  (303) 832-2404

         To RSMI at:

                  Mr. CR Lloyd
                  The Gowen Mine
                  Fern Glen, PA  18241
                  Facsimile: (717) 384-2494

                            ARTICLE VI: MISCELLANEOUS

     6.01 Entire Agreement. This Option to Purchase embodies the entire understanding and agreement among the parties and supersedes any and all prior negotiations, understandings or agreements in regard thereto.

     6.02 Amendment. This Option to Purchase may only be amended by the written consent of all parties. No rights hereunder may be waived except by an instrument in writing signed by the party sought to be charged with such waiver.

     6.03 Applicable Law. This Option to Purchase shall be construed in accordance with and governed by the laws of the State of Colorado.

     6.04 Counterparts. This Option to Purchase may be executed in any number of counterparts each of which shall be considered an original.

     6.05 Severability of Provisions. Any provision of this Option to Purchase which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforcability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     6.06 Headings. The section headings used in this Option to Purchase are for convenience of reference only and shall not affect the construction of this Option to Purchase.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Option to Purchase as of the day and year first written above.

                                     Ex. 4-4

                                ROYAL SCOT MINERALS, INC, a
                                         Delaware corporation

                                By:    /s/ Denis Bell
                                      Denis Bell, President



                                /s/ Karlton Terry
                                  KARLTON TERRY



                                KARLTON TERRY OIL COMPANY, a
                                         Colorado corporation

                                By:    /s/ Karlton Terry
                                      Karlton Terry, President



                                ART AND MUSIC OUTREACH FOR KIDS, a
                                         Colorado nonprofit corporation

                                By: /s/ Karlton Terry
                                    Karlton Terry, President


                                     Ex. 4-5

                                    EXHIBIT A


 OPTIONS                     Shares      Price      Expiration

 Robert J. Thrailkill        20,000      $1.31      Aug-01
 John A. Alsko               25,000      $1.31      Aug-01
 Robert E. Thrailkill        50,000      $0.68      Sep-99
 Robert E. Thrailkill        25,000      $1.65      Oct-00
 John A. Alsko               15,000      $0.62      Sep-04
 John A. Alsko               15,000      $1.50      Oct-05
 Robert J. Thrailkill        10,000      $0.62      Sep-04
 Robert J. Thrailkill        10,000      $1.50      Oct-05
 Sherry Moore                 5,000      $0.62      Sep-04
 Mike Kennedy                60,000      $2.00
 Consult & Assist           275,000      $1.10      11/14/97
 LMU                        400,000      $1.00      03/15/01
 Robert E. Thrailkill        45,000      $1.38      07/31/98
 Weston Capital Group       150,000      $1.00      2 yrs from issue

                          1,105,000

                                     Ex. 4-6

                                    EXHIBIT B



                          ALLOCATION OF OPTION PREMIUM


         Karlton Terry Oil Company                         $ 50,000

         AMOK                                              $  25,000

         Karlton Terry                                     $  25,000
                                                           ---------

                                            TOTAL          $100,000



                           DIVISION OF EXERCISE PRICE


         Karlton Terry Oil Company                         $280,000

         AMOK                                              $ 20,000

         Karlton Terry                                     $100,000

                                            TOTAL          $400,000




                                     Ex. 4-7

                                    EXHIBIT C

                                 PROMISSORY NOTE

$300,000.00                                                 __________  __, 1998


         FOR VALUE RECEIVED, the undersigned, Royal Scot Minerals, Inc., a Delaware corporation ("Maker"), having an address of The Gowen Mine, Fern Glen, Pennsylvania, 18241, promises to pay to the order of Karlton Terry ("KT"), Karlton Terry Oil Company, a Colorado corporation ("KTOC"), and Art and Music Outreach for Kids, a Colorado nonprofit corporation ("AMOK") (KT, KTOC, and AMOK are collectively the "Payee"), each with an address 700 East 9th Street; Suite 106, Denver, CO 80203, the sum of Three Hundred Thousand DOLLARS and 00 CENTS ($300,000.00) (the "Principal Sum"), together with interest on the unpaid Principal Sum at a rate of 6.5% per annum, compounded annually, payable as follows:

                (a) One hundred thousand dollars together with any and all accrued and unpaid interest hereunder shall be due and payable on or before September 15, 1999;

                (b) One hundred thousand dollars together with any and all accrued and unpaid interest hereunder shall be due and payable on or before September 15, 2000; and

                (c) One hundred thousand dollars together with any and all accrued and unpaid interest hereunder shall be due and payable on or before September 15, 2001 ("Maturity").

        All interest hereunder shall be calculated on the basis of a 365-day year, actual days elapsed.

        This Note may be prepaid, either in whole or in part, at any time without premium or penalty and without the consent of Payee.

        Maker shall make all payments due under the terms of this Note to Payee at the above address or at such other place as may be designated to Maker in writing by Payee.

        Whenever Payee shall sustain or incur any losses or out-of-pocket expenses with respect to the Note in connection with (a) repayment of overdue amounts under this Note, or (b) failure by Maker to pay all principal and interest of this Note, when due hereunder (whether at maturity, by reason of acceleration, or otherwise), Maker shall pay, on demand, to Payee, in addition to any other penalties or premiums hereunder, an amount sufficient to compensate Payee for all such losses or out-of-pocket expenses, including, without limitation, all costs and expenses of a suit or proceeding, (or any appeal thereof) brought for recovery of all or any part of or for protection

                                                     Ex. 4-8
of the indebtedness evidenced by this Note or to enforce Payee's rights hereunder, including reasonable attorney's fees.

        Time is of the essence hereof. At the option of the Payee, payment of the Principal Sum and any and all accrued interest thereon may be accelerated, and such amounts shall be immediately due and payable without further notice or demand upon the occurrence (and continuation as hereinafter specified) of any of the following:

        (1) Failure to make any payment of any and all amounts required to be paid hereunder when due or declared due.

        (2) Dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or commencement of any proceeding under any bankruptcy or insolvency laws by, or against Maker which remains uncured or undismissed for sixty (60) days after the occurrence of such event.

        Unpaid principal and interest due and payable hereunder shall bear interest at the rate of 10 percent per annum (the "Default Interest Rate") from the due date until paid.

        The remedies provided in this Note shall be cumulative, and shall be in addition to any other rights or remedies now or hereafter provided by law or equity. No delay, failure or omission by any holder of this Note, in respect of any default by the Maker, to exercise any right or remedy shall constitute a waiver of the right to exercise the right or remedy upon any such default or subsequent default.

        Makers and any endorser herein waives presentment, demand, notice of dishonor, notice of acceleration and protest and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

        This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

        If any of the provisions of this Note shall be held to be invalid or unenforceable, the determination of invalidity or unenforceability of any such provision shall not affect the validity or enforceability of any other provision or provisions hereof.

        This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of and be enforceable by the Payee and its successors and assigns.

        At the option of the holder hereof, an action may be brought to enforce this Note in the District Court in and for the County of Boulder, State of Colorado, or in any other court in which venue and jurisdiction are proper. Maker and all signers or endorsers hereof consent to

                                                     Ex. 4-9
such venue and jurisdiction and to service of process under Colorado Revised Statutes (1973) Sections 13-1-124(1)(a) and 13-1-125, in any action commenced to enforce this Note.

        This Note shall be construed and enforced in accordance with the laws of the State of Colorado.

        IN WITNESS WHEREOF, Maker has caused this instrument to be executed as of the day and year first above written.

                                                   MAKER:

                                                   Royal Scot Minerals, Inc.,
                                                     a Delaware corporation



                                                   By: ________________________
                                                   Name:    Dennis Bell
                                                   Title: President




                                                     Ex. 4-10

                                                     EXHIBIT D

                       STOCK PLEDGE AND SECURITY AGREEMENT

        THIS STOCK PLEDGE AND SECURITY AGREEMENT (this "Agreement") dated as of _____________ __, 1998, is between Royal Scot Minerals, Inc., a Delaware corporation ("Debtor"), and Karlton Terry ("KT"), Karlton Terry Oil Company, a Colorado corporation ("KTOC"), and Art and Music Outreach for Kids, a Colorado nonprofit corporation ("AMOK") (KT, KTOC, and AMOK are collectively the "Secured Party").

                                    RECITALS

        A. Debtor owns 5,228,022 shares of the Class B common stock of American Rivers Oil Company, Inc. ("AROC"), a Wyoming corporation (the "Shares").

        B. Pursuant to that certain Promissory Note of even date herewith among Secured Party and Debtor (the "Promissory Note"), Debtor has agreed to pay the Secured Party $300,000.00 as set forth in the Promissory Note.

        C. To secure Debtor's obligation to make the payments under the Promissory Note, Debtor has agreed to execute and deliver this Agreement to Secured Party in order (i) to pledge the Shares to Secured Party, and (ii) to grant and assign to Secured Party a first priority lien on, and security interest in, the Shares.

                                    AGREEMENT

        In   consideration   of  the  foregoing  and  other  good  and  valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows for the benefit of Secured Party:

        1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

                "Collateral" has the meaning set forth in Section 2 below.

                An "Event of Default" shall occur if (i) Debtor fails to make any payments required by the Promissory Note or (ii) Debtor fails to perform or observe any obligation or condition to be performed or observed by it hereunder and such failure remains uncured or unwaived for ten days.

                "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.


                                                     Ex. 4-11

     "Proceeds" means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Collateral, or any portion thereof.

     "Secured Obligations" has the meaning given to such term in Section 3 below.

     "Security Interests" means the security interests in the Collateral granted hereunder.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Colorado; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or nonperfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Colorado, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or nonperfection.

        2. The Security Interests. To secure the full and punctual payment or other performance of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of Debtor hereunder, Debtor, to the fullest extent permitted by law, hereby assigns and pledges to Secured Party, and grants to Secured Party a continuing security interest in and to, all of the following property of Debtor, whether now owned or existing or hereafter acquired or arising, regardless of where located (all being collectively referred to as the "Collateral"):

                         (i) the Shares and the certificates representing the Shares and any interest of Debtor in the entries on the books of any financial intermediary pertaining to the Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Shares;

                         (ii) any substitute shares of the capital stock of any class issued by AROC to Debtor in exchange for or substitution of any of the Shares and the certificates representing such shares and any interest of Debtor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

                         (iii) all Proceeds of all or any of the Collateral described in clauses (i) and (ii) above.

        3. Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due of all obligations and liabilities of Debtor to make payments existing under or arising out of or in connection with the Promissory Note, and all obligations of every nature of Debtor now or hereafter existing under this Agreement (all such obligations of Debtor being the "Secured Obligations").

                                                     Ex. 4-12

        4. Delivery of the Collateral. Upon the execution hereof, Debtor shall immediately deliver the stock certificates representing the Shares to Secured Party.

        5. Transfers and Other Liens. Debtor shall not, without the prior written consent of Secured Party (which shall not be unreasonably withheld):

     (a) sell, transfer, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral;

     (b) create or suffer to exist at any time any Lien, security interest or other charge or encumbrance upon or with respect to the Collateral, except for the Security Interests; or

     (c) take any other action in connection with the Collateral that would (i) impair the interests or rights of Secured Party under this Agreement or (ii) impair or otherwise adversely affect the value of the Collateral.

        6. Further Assurances. Debtor agrees that from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect the Security Interests or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

        7. Voting Rights; Dividends, Etc. (a) So long as no Event of Default shall have occurred and be continuing:

                         (i) Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

                         (ii) Debtor shall be entitled to receive all dividends and interest paid in respect of the Collateral.

                (b) Upon the occurrence and during the continuation of an Event of Default, upon written notice from Secured Party to Debtor, all rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause 7(a) above shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right, but not the obligation, to exercise, or to appoint any person to exercise on its behalf, such voting and other consensual rights.

        8. General Authority. To the extent permitted by law, Debtor hereby irrevocably appoints Secured Party its true and lawful attorney, with full power of substitution, in the name of Debtor, Secured Party or otherwise, for the sole use and benefit of Secured Party, but at Debtor's expense, to exercise, at any time and from time to time after an Event of Default has

                                                     Ex. 4-13
first occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

                (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Debtor;

                (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral;

                (c) to receive, endorse and collect any instruments made payable to Debtor representing any dividend, principal or interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same;

                (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral; and

                (e) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if Secured
Party were the absolute owner thereof; provided that Secured Party shall give Debtor not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Debtor agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

        9. Remedies upon an Event of Default. (a) If an Event of Default has occurred and is continuing, Secured Party may exercise all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, at such price or prices as Secured Party may deem satisfactory. Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale or private sale. Debtor will execute and deliver such documents and take such other action as Secured Party deems necessary or advisable so that any such sale may be made in compliance with law. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of Debtor of whatsoever kind, including any equity or right of redemption of Debtor. Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. Provided that if the default

                                                     Ex. 4-14
has been remedied before the Secured Party has taken any action with respect to the Collateral, all rights under this Agreement will be restored to the Debtor.

        10. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

     FIRST: to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to payment hereunder and all advances made by Secured Party hereunder for the account of Debtor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 11 below;

     SECOND: to the payment of all other Secured Obligations in such order as Secured Party shall elect; and

     THIRD: to the payment to or upon the order of Debtor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        11. Expenses. Debtor shall, on demand, pay to Secured Party the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and any other experts, which Secured Party may incur in connection with
(a) the administration or enforcement of this Agreement, including, but not limited to, such expenses as Secured Party incurs to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interests; (b) the custody, preservation, collection, sale or other disposition of any of the Collateral; (c) the exercise by Secured Party of any of the rights conferred upon it hereunder; or (d) any Event of Default. All sums so paid or incurred by Secured Party for any of the foregoing and any and all other sums for which Debtor may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) reasonably incurred by Secured Party in enforcing or protecting the Security Interests or any of its rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate of 18 percent per annum, be additional Secured Obligations hereunder.

        12. Termination of Security Interests; Release of Collateral. Upon the payment in full of all of the Secured Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to Debtor. Upon any such termination of such Security Interests and release of the Collateral, Secured Party shall, at the expense of Debtor, (a) execute and deliver to Debtor such documents as are reasonably necessary to evidence the termination of such Security Interests and the release of such Collateral and (b) deliver any certificates evidencing the Shares and any other Collateral held by Secured Party or its nominees to Debtor.

                                                     Ex. 4-15

        13.     Miscellaneous.

                (a) Waivers; Non-Exclusive Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right under this Agreement or any other document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies set forth in this Agreement and the Shareholders Agreement are cumulative and are not exclusive of any other remedies available at law or in equity.

                (b) Successors and Assigns. This Agreement is for the benefit of Secured Party and its successors and assigns. This Agreement shall be binding on Debtor and its successors and assigns.

                (c) Changes in Writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated, except by a written agreement signed by Debtor and Secured Party.

                (d) Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                (e) Headings. Section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                (g) Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                                     Ex. 4-16

                                          DEBTOR:

                                          ROYAL SCOT MINERALS, INC., a Delaware
                                          corporation

                                          By: ______________________________
                                                 Dennis Bell, President

                                          SECURED PARTY:

                                          ----------------------------------
                                          KARLTON TERRY



                                          KARLTON TERRY OIL COMPANY, a
                                                   Colorado corporation

                                          By: ______________________________
                                                Karlton Terry, President



                                          ART AND MUSIC OUTREACH FOR KIDS, a
                                                  Colorado nonprofit corporation

                                          By: _________________________________
                                                 Karlton Terry, President





                                                     Ex. 4-17

                                                    EXHIBIT E


                                                 ESCROW AGREEMENT


        THIS ESCROW AGREEMENT (the "Agreement") is dated this 20th day of March, 1998, by and among Karlton Terry Oil Company, a Colorado corporation ("KTOC"), Royal Scot Minerals, Inc., a Delaware corporation ("RSMI"), Francarep, Inc., a Wyoming corporation ("Francarep"), and Holme Roberts & Owen, a Colorado limited liability partnership (the "Escrow Agent").

                                                     Recitals

        A. Francarep is the owner of (i) 275,000 shares of Class A common stock and 330,000 shares of Class B common stock of American Rivers Oil Company, and
(ii) 68,750 shares of Bishop common stock (the 275,000 Class A shares, 330,000 Class B Shares, and 68,750 shares of Bishop are collectively, the "Francarep Shares").

        B. KTOC and RSMI are parties to that certain Option to Purchase dated March 20, 1998 (the "Option to Purchase (KTOC)") pursuant to which KTOC granted RSMI an option to purchase the Francarep Shares. The Option to Purchase (KTOC) requires RSMI to place in escrow $100,000.00 upon the grant of the option and $250,000.00 upon the exercise of the option.

        C. KTOC and Francarep are parties to that certain Option to Purchase Agreement dated March 20, 1998, pursuant to which KTOC has the right to acquire the Francarep Shares.

        D. The parties wish to place the $100,000.00 and the Francarep Shares in escrow until the time specified herein.

        E. If RSMI exercises its option under the Option to Purchase (KTOC), the parties wish to place the $250,000.00 in escrow until the time specified herein.

        IN CONSIDERATION of the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                                     Agreement

     1. Appointment of Escrow Agent. The parties hereby appoint the Escrow Agent to act as escrow agent under this Agreement.

     2. Deposits. The parties agree to make deposits with the Escrow Agent as follows:


                                                     Ex. 4-18

     (a) RSMI agrees to deposit $100,000.00 in cash or other immediately available funds;

     (b) Francarep agrees to deposit the Francarep Shares; and

     (c) If RSMI  elects to  exercise  its option  under the Option to  Purchase
(KTOC), RSMI agrees to deposit $250,000.00 in cash or other immediately available funds.

        3.  Release of the  $100,000.00.  The Escrow  Agent  shall  release  the
$100,000.00 to Francarep after being furnished with the Francarep Shares. The Escrow Agent shall release the $100,000.00 to KTOC after ___________ ___, 1998, if Francarep has not deposited the Francarep Shares on or before ___________ ___, 1998, unless the Escrow Agent receives notice from KTOC, RSMI, and Francarep to extend the terms of this Agreement.

        4. Release of the Francarep Shares. The Escrow Agent shall release the Francarep Shares to RSMI after being furnished with the $250,000.00. The Escrow Agent shall release the Francarep Shares to Francarep after ___________ ___,
1998, if RSMI has not deposited the $250,000.00 on or before ___________ ___, 1998, unless the Escrow Agent receives notice from KTOC, RSMI, and Francarep to extend the terms of this Agreement.

        5. Release of the $250,000.00. The Escrow Agent shall release the $250,000.00 to Francarep after the release of the Francarep Shares to RSMI. The Escrow Agent shall release the $250,000.00 to RSMI after ___________ ___, 1998, if Francarep has not deposited the Francarep Shares on or before ___________ ___, 1998, unless the Escrow Agent receives notice from KTOC, RSMI, and Francarep to extend the terms of this Agreement.

        6. Release Notice. The Escrow Agent shall provide each party hereto with five days' written notice prior to any release from escrow under Section 3, 4, and 5. In the event any party objects in writing to any such release prior to the expiration of such five-day notice, the Escrow Agent shall interplead the asset or assets in accordance with Section 7(b) below.

        7. No Liability. The Escrow Agent shall have no liability for the performance of its duties hereunder except in the case of its gross negligence or willful misconduct. The Escrow Agent shall have no duty to determine the merits of any dispute between the parties. In the event of a dispute between the parties regarding the release of the assets or the meaning of any term of this
Agreement:

                (a) The Escrow Agent shall be under no obligation to act, except under court order; and

                (b) Upon receipt of conflicting notices for the release of the assets, the Escrow Agent shall interplead the assets with a court of competent jurisdiction in the State of Colorado. Upon filing of its complaint in interpleader, the Escrow Agent shall have no further obligations hereunder.


                                                     Ex. 4-19

     8. Term. This Agreement shall terminate upon the earlier to occur of (i) the release of the $100,000.00, Francarep Shares, and $250,000.00; (ii) the deposit of any of the $100,000.00, Francarep Shares, or $250,000.00 with a court pursuant to Section 7(b) above; or (iii) ____________ ___, 1998.

     9. Notices. All notices and other communications called for hereunder shall be given in writing and shall be deemed given two days after deposit in the United States mail, postage prepaid, to the parties at the following addresses:

                To KTOC:
                         Mr. Karlton Terry
                         700 East 9th Street;  Suite 106
                         Denver, CO  80203

                To RSMI:
                         Mr. CR Lloyd
                         The Gowen Mine
                         Fern Glen, PA  18241

                To Francarep:
                         Francarep Inc.
                         Attention:  Georges Babinet
                         50 Av. des Champs-Elysees 75008
                         Paris, France

                To Escrow Agent:
                         Holme Roberts & Owen
                         Attention:  William R. Roberts
                         1401 Pearl Street; Suite 400
                         Boulder, CO  80302

     10. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Colorado.

     11. Amendments. All amendments hereto shall be in writing and signed by all of the parties.


                                                     Ex. 4-20

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

                              ROYAL SCOT MINERALS, INC., a Delaware
                              corporation

                              By:  __________________________________
                                     Dennis Bell, President


                              KARLTON TERRY OIL COMPANY, a Colorado
                              corporation

                              By: ____________________________________
                                     Karlton Terry, President


                              FRANCAREP, INC., a Wyoming corporation

                              By:  ___________________________________
                              Print Name: ____________________________
                              Title: __________________________________

                              HOLME ROBERTS & OWEN, a Colorado limited liability partnership

                               By: ___________________________________
                                     William R. Roberts, Partner



                                                     Ex. 4-21

                                    EXHIBIT F

             [Attach copies of the Francarep Agreements as amended]


                                    Ex. 4-22